CAPPELLO CAPITAL CORP.
Investment Bankers

EXHIBIT 10.2

Confidential

January 1, 2002

Mr. Jack J. Luchese
President and Chief Executive Officer
CytRx Corporation
154 Technology Parkway
Technology Park
Atlanta, Georgia 30092

Dear Mr. Luchese,

This letter shall confirm the extension of the Engagement Agreement (the “Agreement”) dated as of December 12, 2000 (the “Agreement”), by and between Cappello Capital Corp. (“Advisor”) and CytRx Corporation (“Company”).  The amendments are as follows:

1.)          The Term of the Agreement, as defined therein, shall run from the date of receipt by Advisor of the Company’s signed acceptance of this letter until twelve months thereafter, and may be further extended by mutual consent of the parties (“Term”).

2.)          The Company agrees to pay the Advisor a monthly retainer of $10,000 per month for a period of six (6) months, payable on the first day of each month, commencing as of January 1, 2002, and ending as of June 30, 2002.

All other terms and provisions of the Agreement shall otherwise remain unchanged.

If this meets with your approval, please indicate your acceptance of the above by signing where indicated below and returning this letter by facsimile and mail to the undersigned.  Thank you for the opportunity to be of service.

Sincerely,

/s/ GERARD K. CAPPELLO

Gerard K. Cappello President and CEO Cappello Capital Corp.

1299 Ocean Avenue , Suite 306, Santa Monica, California 90401
Telephone 310.393.663 2 Fax 310.393.4838

NASD - SIPC

CytRx Corporation -- Cappello Capital Corp.	Confidential
Engagement Extension – January 1, 2002 – Page 2

AGREED AND ACCEPTED:

The foregoing accurately sets forth our understanding and agreement with respect to the matters set forth herein.

CYTRX CORPORATION

By:	/s/ JACK J. LUCHESE

Title:	President & CEO
Date:	February 11, 2002